Exhibit 99.1

For Immediate Release

Investor Inquiries:

IR@netsuite.com

Media Contact:

Mei Li

Senior VP, Corporate Communications

NetSuite Inc.

Phone: 650.627.1063

E-mail: meili@netsuite.com

NETSUITE ANNOUNCES RECORD FIRST QUARTER 2008 RESULTS

Record Revenue of $34.1M, up 47% over Q1 2007

Record Unique Log-ins Exceeding 1 million

SAN MATEO, Calif. – May 1, 2008 – NetSuite Inc. (NYSE: N), a leading vendor of on-demand, integrated business management software suites that provide Accounting / ERP (Enterprise Resource Planning), CRM (Customer Relationship Management) and Ecommerce software for small businesses, medium-sized organizations and divisions of large companies today announced operating results for its first quarter ended March 31, 2008.

NetSuite announced record revenue for the first quarter ended March 31, 2008. Total revenue for the first quarter was $34.1 million, a 47% increase over the first quarter of 2007, and an 8% increase over the fourth quarter of 2007. The first quarter of 2008 marked the 34th consecutive quarter of increased revenue for NetSuite.

On a GAAP basis, net loss for the first quarter of 2008 was $(2.0 million), or $(0.03) per share, compared to $(9.3 million), or $(1.24) per share in the first quarter of 2007, an improvement of 78%.

Net loss on a non-GAAP basis for the first quarter of 2008 was $(420,000), or $(0.01) per share, compared with $(2.3 million), or $(0.04) per share in the first quarter of 2007, an improvement of 82%.

Net loss on a non-GAAP basis excludes stock-based compensation. A reconciliation of net loss and net loss per share on a non-GAAP basis to their comparable measures on a GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Revenue from the Americas for the first quarter of 2008 was $27.8 million, while revenue from international regions outside of the Americas was $6.3 million. The Company added more than 400 new customers in the first quarter. The NetSuite platform had in excess of one million unique log-ins during the first quarter, making it one of the most widely used software-as-a-service applications in the world.

“Our first quarter 2008 results and record financial performance are the result of continued execution against our product, distribution and partnership strategies,” said Zach Nelson, CEO of NetSuite. “With the recent introduction of NetSuite OneWorld and our groundbreaking alliance with BT, we continue to extend our leadership in cloud computing and set the stage for continued success.”

Outlook

Based on information as of May 1, 2008, NetSuite is providing the following outlook for its second quarter of 2008 and its full fiscal year 2008:

Q2 FY08: For the second quarter of 2008, NetSuite expects total revenue in the range of $36.0 million to $36.7 million. Non-GAAP net loss, which excludes the impact of stock-based compensation expense, is expected to be in the range of $(1.0 million) to $(250,000). Non-GAAP net loss per share is expected to be in the range of approximately $(0.02) to $(0.00). Weighted average shares for the quarter are estimated to be approximately 60.6 million shares.

Full Year FY08: For the full year 2008, NetSuite expects total revenue in the range of $154 million to $157 million. Non-GAAP net loss, which excludes the impact of stock-based compensation expense, is expected to be in the range of $(2.5 million) to $(0.5 million). Non-GAAP net loss per share is expected to be in the range of approximately $(0.04) to $(0.01). Weighted average shares for the year are estimated to be approximately 61.3 million shares.

Conference Call

NetSuite will host a conference call to discuss its first quarter 2008 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Website at http://www.netsuite.com/investors. In addition, an archive of the webcast can be accessed through the same link for at least 30 days. Participants may also call into the conference call by calling 800-896-8445 domestically and 785-830-1916 internationally. A replay of the call will be available at 888-203-1112 or 719-457-0820, passcode 8009849, until midnight (PST) May 2, 2008.

About NetSuite

NetSuite Inc. is a leading vendor of on-demand, integrated business management software suites for small and midsized businesses. NetSuite enables companies to manage core business operations in a single system, which includes Accounting / Enterprise Resource Planning (ERP), Customer Relationship Management (CRM), and Ecommerce. NetSuite’s patent-pending “real-time dashboard” technology provides an easy-to-use view into up-to-date, role-specific business information.

Cautionary Note Regarding Forward-Looking Statements

This press release and the scheduled conference call contain forward-looking statements relating to expectations, plans, prospects, or financial results for NetSuite, which include but are not limited to the outlook stated above. These forward-looking statements are based upon current expectations and beliefs of NetSuite’s management as of May 1, 2008 and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at the Company’s data center may occur; a security breach may impact operations; risks associated with material defects or errors in the Company’s software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; the risk of loss of power or disruption in Internet service; failure to manage growth; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; evolving government regulation of the Internet and Ecommerce; changes to current accounting rules; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K filed on March 26, 2008, and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or NetSuite’s website at www.netsuite.com.

Non-GAAP Financial Measures

The Company’s stated results include certain non-GAAP financial measures, including net loss, weighted average shares outstanding, and net loss per share. Non-GAAP net loss excludes stock-based compensation as these expenses are non-cash items that are difficult to predict and are often excluded by other companies. Additionally, non-GAAP weighted average shares outstanding, the denominator for the non-GAAP net loss per share calculation, assumes the conversion of preferred stock and the issuance of common stock as part of the Company’s Initial Public Offering had occurred at the beginning of the applicable period for the periods during 2007. The Company considers these events to be non-routine, and believes these adjustments provide useful comparative information to investors.

The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operational performance of the Company and are used by the Company’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on the company’s Investor Relations Website at www.netsuite.com/investors.

NOTE: NetSuite and the NetSuite logo are registered service marks of NetSuite Inc.

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NETSUITE ANNOUNCES RECORD FIRST QUARTER 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31, 2007	March 31, 2008
Assets
Current assets:
Cash and equivalents	$169,408	$170,239
Accounts receivable, net	18,698	16,245
Deferred commissions	13,241	13,409
Other current assets	1,778	2,310

Total current assets	203,125	202,203
Property and equipment, net	12,068	12,542
Deferred commissions, non-current	2,275	2,102
Other assets	1,309	1,369

Total assets	$218,777	$218,216

Liabilities, minority interest and shareholders’ equity
Current liabilities:
Accounts payable	$2,788	$4,648
Deferred revenue	65,875	67,129
Accrued compensation	8,552	8,044
Other current liabilities	13,784	13,503

Total current liabilities	90,999	93,324
Long-term liabilities:
Deferred revenue, non-current	11,111	8,936
Other long-term liabilities	4,257	3,807

Total long-term liabilities	15,368	12,743

Total liabilities	106,367	106,067
Minority interest	1,330	1,082
Shareholders’ equity	111,080	111,067

Total liabilities, minority interest and shareholders’ equity	$218,777	$218,216

NETSUITE ANNOUNCES RECORD FIRST QUARTER 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Statements of Operations

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008
Revenue	$23,229	$25,513	$28,065	$31,734	$34,118
Cost of revenue (1)	6,901	8,842	8,440	9,583	10,115

Gross profit	16,328	16,671	19,625	22,151	24,003

Operating expenses:
Product development (1)	8,425	6,605	3,683	4,990	4,082
Sales and marketing (1)	12,528	15,295	14,083	16,026	17,805
General and administrative (1)	4,630	4,045	3,622	4,423	5,467

Total operating expenses	25,583	25,945	21,388	25,439	27,354

Operating loss	(9,255)	(9,274)	(1,763)	(3,288)	(3,351)

Other income / (expenses), net, including the effect of minority interest and income taxes	(22)	(278)	(32)	6	1,322

Net loss	$(9,277)	$(9,552)	$(1,795)	$(3,282)	$(2,029)

Net loss per common share	$(1.24)	$(1.22)	$(0.21)	$(0.22)	$(0.03)

Weighted average number of shares used in computing net loss per common share	7,495	7,853	8,412	15,246	60,093

(1)	Includes stock-based compensation expense as follows:

	Three months ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008
Cost of revenue	$95	$1,300	$125	$183	$294
Product development	5,304	3,338	256	1,478	483
Sales and marketing	43	2,226	46	225	334
General and administrative	1,520	1,316	215	554	498

Total stock-based compensation expense	$6,962	$8,180	$642	$2,440	$1,609

NETSUITE ANNOUNCES RECORD FIRST QUARTER 2008 RESULTS

NetSuite Inc.

Reconciliation of Net Loss Per Share to Non-GAAP Net Loss Per Share

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	March 31, 2008
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
Net loss	$(9,277)	$(9,552)	$(1,795)	$(3,282)	$(2,029)
Reversal of stock-based compensation expense (a)	6,962	8,180	642	2,440	1,609

Non-GAAP net loss:	$(2,315)	$(1,372)	$(1,153)	$(842)	$(420)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net loss per common share:
Weighted average number of shares used in computing net loss per common share	7,495	7,853	8,412	15,246	60,093
Pro forma adjustments to reflect assumed weighted average effect of issuing shares in initial public offering on January 1, 2007 (b)	6,765	6,765	6,765	5,883	—
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock on January 1, 2007 based on conversion price set at initial public offering date (c)	44,677	44,677	44,677	38,849	—

Non-GAAP weighted average shares used in computing non-GAAP net loss per common share	58,937	59,295	59,854	59,978	60,093

GAAP net loss per share	$(1.24)	$(1.22)	$(0.21)	$(0.22)	$(0.03)

Non-GAAP net loss per share	$(0.04)	$(0.02)	$(0.02)	$(0.01)	$(0.01)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude stock-based compensation expense, and to include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with Statement of Financial Accounting Standards No. 123(R) for options granted after January 1, 2007, and Accounting Principles Board Opinion No. 25 for options granted before January 1, 2007. While a large component of our expense in certain periods, we believe investors may want to exclude the effects of stock-based compensation expense in order to compare our financial performance with that of other companies and between time periods.

(b)	Represents common shares issued in the company’s IPO as if the shares were issued as of the beginning of the comparable periods. We believe investors may want to give effect to the issuance for prior periods in order to compare our financial performance with that of other companies and between time periods.

(c)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the comparable periods. Convertible preferred shares were converted into common shares as of December 20, 2007, the date of our IPO. We believe investors may want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

NETSUITE ANNOUNCES RECORD FIRST QUARTER 2008 RESULTS

NetSuite Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three months ended March 31,
	2007	2008
Cash flows from operating activities:
Net loss	$(9,277)	$(2,029)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	731	1,206
Provision for accounts receivable allowances	86	142
Stock-based compensation	6,962	1,609
Amortization of deferred commissions	4,581	5,540
Minority interest	(125)	(248)
Accrued interest on notes receivable from stockholders	(39)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,098)	2,234
Deferred commissions	(4,148)	(5,512)
Other current assets	41	(633)
Other assets	413	(21)
Accounts payable	283	1,274
Accrued compensation	338	(518)
Deferred revenue	(252)	(961)
Other current liabilities	996	(645)
Other long-term liabilities	7	22

Net cash provided by / (used in) operating activities	(501)	1,460

Cash flows from investing activities:
Purchases of property and equipment	(1,349)	(1,078)
Capitalized internal use software	(55)	(3)

Net cash used in investing activities	(1,404)	(1,081)

Cash flows from financing activities:
Proceeds from line of credit from related party	540	—
Payments on line of credit from related party	(38)	—
Proceeds from notes receivable from stockholders	2,400	—
Payments under capital leases and long-term debt	(226)	(423)
Proceeds from issuance of common stock, net of issuance costs	229	118

Net cash provided by / (used in) financing activities	2,905	(305)

Effect of exchange rate changes on cash and cash equivalents	70	757

Net change in cash and cash equivalents	1,070	831
Cash and cash equivalents at beginning of period	9,910	169,408

Cash and cash equivalents at end of period	$10,980	$170,239